AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1997.
                                    REGISTRATION NO. _____________

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            =========================

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                =================

                         MICHAEL ANTHONY JEWELERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                    13-2910285
         (STATE OR OTHER JURISDICTION OF                   I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION                    IDENTIFICATION NO.)

           115 SOUTH MACQUESTEN PARKWAY, MOUNT VERNON, NEW YORK 10550 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                                ==================

                    1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION
                              (FULL TITLE OF PLAN)

                               ===================

                                   ALLAN CORN
                         MICHAEL ANTHONY JEWELERS, INC.
           115 SOUTH MACQUESTEN PARKWAY, MOUNT VERNON, NEW YORK 10550
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (914) 699-0000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT OF SERVICE)

                             ____________ _________

COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE AGENT FOR SERVICE, SHOULD ALSO BE SENT TO:

                             M. FRANCES DURDEN, ESQ.
                         MICHAEL ANTHONY JEWELERS, INC.
                          115 SOUTH MACQUESTEN PARKWAY
                          MOUNT VERNON, NEW YORK 10550
                                 (914) 699-0000


                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
Title to securities to be Amount to be           Proposed maximum      Proposed maximum      Amount of
registered                registered (1)         offering price per    aggregate offering    registration fee
                                                 share (2)             price (2)
---------------------------------------------- --------------------- --------------------- ------------------
Common stock, par
value $.001 per share     250,000 shares               $4.125            $1,031,250           $312.50
-------------------------------------------------------------------------------------------------------------

(1) Represents the aggregate number of shares of Common Stock to be issued upon the exercise of stock options granted under the 1993 Non-Employee Directors' Stock Option..

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices on June 6, 1997.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         The document(s) containing the information called for in Part I of Form S-8 will be sent or given to directors awarded stock options under the Michael Anthony Jewelers, Inc. 1993 Non-Employee Directors' Stock Option Plan, as amended (the "Plan"), adopted by Michael Anthony Jewelers, Inc. (the "Company") and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with, or furnished to, the Commission, and the information included therein, are incorporated herein by reference.

         (1) The Company's Annual Report on Form 10-K for the year ended February 1, 1997 (the "1997 Annual Report").

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended May 3, 1997.

         (3) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the 1997 Annual Report.

         (4) The description of the Common Stock contained on the Company's Form 8-A dated December 9, 1986 filed under the Exchange Act.

         (5) Information concerning the Plan, including the options outstanding and the exercises, prices and expiration of options, which will be included in the future, either in the Company's Proxy Statement or Annual Reports on Form 10-K.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which either indicates that all securities offered hereby have been sold or deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

         The Company hereby undertakes to provide without charge to each person who has received a copy of the document(s) containing the information called for in Part I of this Registration Statement, upon the written or oral request of any such person, a copy of the Company's Annual Report to Stockholders for its last fiscal year and a copy of any or all documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated by reference). Requests for such information should be addressed to Michael Anthony Jewelers, Inc., 115 South MacQuesten Parkway, Mount Vernon, New York 10550, Attention: Secretary, or made by telephone at (914) 699-0000.

ITEM 4.           DESCRIPTION OF SECURITIES

         NOT APPLICABLE

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         The consolidated financial statements and related statement schedules incorporated in this Registration Statement on Form S-8 by reference to the Company's Annual Report on Form 10-K for the year ended February 1, 1997, have been audited by Deloitte & Touche, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon such firm given upon their authority as experts in accounting and auditing.

         Certain matters with respect to legality in connection with the sale of the shares of Common Stock offered hereby are being passed upon for the Company by M. Frances Durden, Esq. General Counsel for the Company, 115 South MacQuesten Parkway, Mount Vernon, New York 10550. Ms. Durden is an executive officer of the Company and beneficially owns 1,000 shares of Common Stock of the Company.

ITEM 6.           INDEMNIFICATIONS OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article VI of the Company's By-Laws provides for the indemnification, to the extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, directors, officers, employees or agents of the Company against expenses reasonably incurred with respect to civil, criminal, administrative or investigative actions, suits or proceedings (except actions by or in the right of the Company), provided that such director, officer, employee or agent, with respect to civil mattes, acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Respecting actions or suits by or in the right of the Company, the By-Laws provide for the indemnification of directors, officers, employees or agents of the Company against expenses reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company; provided, however no indemnification may be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for the negligence or misconduct in the performance of his or her duty to the Company, unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite such adjudication and in view of all of the circumstances of the case, such person is fairly and reasonably entitled to such indemnity as such court deems proper.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable

ITEM 8.           EXHIBITS

         The Exhibits to this Registration Statement are listed in the Exhibit Index on page II-9 of this Registration Statement which Exhibit Index is incorporated herein by reference.

ITEM 9.           UNDERTAKINGS

         (1)      The Company hereby undertakes:

                          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Vernon, State of New York, on the 9th day of June, 1997.

                          MICHAEL ANTHONY JEWELERS, INC.

                          By:      /s/ Michael W. Paolercio
                                   ------------------------
                                   Michael W. Paolercio, Co-Chairman
                                   of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Paolercio, Fredric R. Wasserspring and M. Frances Durden, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----

/s/ Michael W. Paolercio            Co-Chairman of the Board and                June 9, 1997
---------------------------         Chief Executive Officer
Michael W. Paolercio

/s/Anthony Paolercio, Jr.           Co-Chairman of the Board and                June 9, 1997
------------------------            Executive Vice President
Anthony Paolercio, Jr.


/s/ Fredric R. Wasserspring       President, Chief Operating            June 9, 1997
---------------------------       Officer and Director
Fredric R. Wasserspring

/s/ Allan Corn                    Chief Financial Officer               June 9, 1997
--------------                    Senior Vice President and
Allan Corn                        Director (Principal Accounting
                                  Officer)

/s/ Michael A. Paolercio          Senior Vice President, Treasurer      June 9, 1997
------------------------          and Director
Michael A. Paolercio

/s/ Michael Wager                 Director                              June 9, 1997
-----------------
Michael Wager

/s/ David Harris                  Director                              June 9, 1997
----------------
David Harris

/s/ Donald Miller                 Director                              June 9, 1997
-----------------
Donald Miller

                                    THE PLAN

         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Vernon, State of New York as of the 9th day of June, 1997.

                               MICHAEL ANTHONY JEWELERS, INC.
                               1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                               By:     /s/ Michael Wager
                                       ------------------
                                       Michael Wager
                                       Chairman, Compensation Committee

                                 EXHIBITS INDEX

Exhibit No.                      Description
-----------                      -----------

4                        1993 Non-Employee Directors'
                         Stock Option Plan as amended


5                        Opinion of M. Frances Durden, Esq.

23.1                     Consent of Deloitte & Touche

23.2                     Consent of M. Frances Durden, Esq.
                         (See Exhibit 5)

24                       Power of Attorney
                         (Included on signature page)